     As filed with the Securities and Exchange Commission on March 12, 1996

                                                        Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ----------------------
                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ----------------------
                               COGNEX CORPORATION
             (Exact name of registrant as specified in its charter)

                            ----------------------
            Massachusetts                             04-2713778
    (State or other jurisdiction                   (I.R.S. Employer
of incorporation or organization)               Identification Number)

          One Vision Drive, Natick, Massachusetts 01760, (508) 650-3000
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive office)

                            ----------------------
                          Robert J. Shillman, President
                               Cognex Corporation
                                One Vision Drive
                           Natick, Massachusetts 01760
                            Telephone: (508) 650-3000

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                         Anthony J. Medaglia, Jr., P.C.
                           Hutchins, Wheeler & Dittmar
                           A Professional Corporation
                               101 Federal Street
                           Boston, Massachusetts 02110
                                 (617) 951-6600

                            ----------------------
              Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

             If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest investment plans, check the following box. /X/

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

             If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                            ----------------------

                                                CALCULATION OF REGISTRATION FEE
================================================================================================================================
                                                                      Proposed            Proposed
                                                     Amount            maximum             maximum              Amount of
 Title of each class of                              to be          offering price        aggregate           registration
securities to be registered                        registered        per share (1)    offering price (1)          fee
================================================================================================================================

Common Stock, par value $.002 per share             1,078,380          19.125             20,624,017.50          $7112


--------------------------------------------------------------------------------------------------------------------------------

     (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based upon the average high and low sales prices of the Company's Common Stock as quoted on the NASDAQ
         National Market on March 5, 1996.

                             ----------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A)
OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                   SUBJECT TO COMPLETION DATED March 12, 1996

PROSPECTUS
----------

                                1,078,380 Shares

                               COGNEX CORPORATION

                                  Common Stock

        This Prospectus relates to shares of Common Stock of Cognex Corporation (the "Company") which may be sold by the Selling Stockholders. See "Selling Stockholders." The Company will not receive any of the proceeds from the sale of shares by the Selling Stockholders. The Company will pay the expenses of the offering, estimated at $36,112.00.

        The Common Stock of the Company is traded in the over-the-counter market and quoted on the NASDAQ National Market under the symbol "CGNX." On March 11, 1996, the last sale price for the Common Stock, as reported by NASDAQ was $21.9375 per share. See "Price Range of Common Stock and Dividend Policy."

        The distribution of the shares of Common Stock offered hereby by the Selling Stockholders may be effected from time to time in one or more transactions (which may involve block transactions) on the NASDAQ National Market or otherwise, in the over-the-counter market, in negotiated transactions, through the writing of options on shares (whether such options are listed on an options exchange or otherwise), or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders and/or purchasers of shares for whom they may act as agent (which compensation may be in excess of customary commissions). See "Plan of Distribution."

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS, ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus in connection with the offer made by this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. The delivery of this Prospectus at any time shall not under any circumstances create an implication that there has been no change in the affairs of the Company since the date hereof.

                   The date of this Prospectus is March , 1996

                     INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated in and made a part of this Prospectus by reference:

        (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1994 (which incorporates by reference certain portions of the Company's 1994 Annual Report to Stockholders, including financial statements and notes thereto, and certain portions of the Company's definitive Notice and Proxy Statement for the Company's 1995 Special Meeting in lieu of Annual Meeting of Stockholders held on April 25, 1995).

        (b) The Company's Quarterly Report on Form 10-Q for the quarters ended April 2, 1995, July 2, 1995 and October 1, 1995.

        (c) The description of the Company's Common Stock included in registration statements and reports filed under the Exchange Act.

        (d) The Company's Current Report on Form 8-K relating to the acquisition by the Company of Acumen Incorporated filed with the Commission on October 4, 1995.

        (e) The Company's Current Report on Form 8-K relating to the acquisition by the Company of Isys Controls, Inc. filed with the Commission on March ___, 1996.

        All reports and any definitive proxy or information statements filed by the Company with the Commission pursuant to Sections 13, 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the shares offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

        Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits not specifically incorporated in such documents). Requests for such copies should be directed to the Executive Vice President and Chief Financial Officer, Cognex Corporation, One Vision Drive, Natick, Massachusetts 01760 (telephone number (508) 650-3000).

                             ADDITIONAL INFORMATION


        The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's regional offices at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 75 Park Place, 14th Floor, New York, New York 10007. Copies of such material may be obtained at prescribed rates from the public reference facilities of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

        Additional information regarding the Company and the shares offered hereby is contained in the Registration Statement, and exhibits thereto, filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). For further information regarding the Company and the shares offered hereby reference is made to the Registration Statement, and exhibits thereto, which may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies thereof may be obtained from the Commission at prescribed rates.

                                   THE COMPANY

        Cognex Corporation ("Cognex" or the "Company"), founded in 1981, designs, develops, manufactures and markets a family of machine vision systems, or computers that can "see." The Company primarily markets to sophisticated customers such as original equipment manufacturers (OEM's) who have the ability to configure their own vision solutions using the software tools and hardware platforms provided by the Company.

        On February 29, 1996, the Company acquired Isys Controls, Inc. ("Isys"), a developer of ultra-high performance vision systems that automatically detect and classify surface flaws and defects on a variety of high value added materials. The acquisition was accomplished pursuant to an Agreement and Plan of Merger dated as of February 29, 1996 (the "Merger Agreement") pursuant to which Cognex Software Development, Inc. ("the Merger Sub"), a wholly owned subsidiary of Cognex, was merged with and into Isys. Pursuant to the Merger Agreement, Isys is the surviving corporation and all shares of Isys common stock outstanding immediately prior to the merger were converted into shares of common stock of Cognex. An aggregate of 1,078,380 shares of common stock of Cognex were exchanged for Isys shares in the merger. Isys shares with certain restrictions were exchanged for 253,547 shares of Cognex common stock with equivalent restrictions, and an additional 68,042 shares of Cognex common stock were reserved for issuance upon the exercise of Isys options which became options to purchase Cognex common stock as a result of the merger. The 1,078,380 shares of common stock of Cognex exchanged for Isys shares in the Merger are being registered by means of this Registration Statement. A Registration Statement on Form S-8 which will be filed in accordance with the terms of the Merger Agreement with respect to the shares of restricted common stock and common stock issuable upon the exercise of options.

        The Company was organized as a Massachusetts corporation in 1981. Its principal executive offices are located at One Vision Drive, Natick, Massachusetts 01760, and its telephone number is (508) 650-3000.

                           PRICE RANGE OF COMMON STOCK
                               AND DIVIDEND POLICY

        The Common Stock of the Company is listed on the Nasdaq National Market under the symbol CGNX. The following table sets forth for the fiscal quarter indicated the high and low sale prices of the Common Stock as reported by the Nasdaq Stock Market.

                                   HIGH                     LOW
                                   ----                     ---

Fiscal 1993

        First Quarter              $ 6 9/16                $4 5/8
        Second Quarter               7 3/16                 5 5/16
        Third Quarter                8 13/16                6 15/16
        Fourth Quarter               8 1/2                  5 1/2

Fiscal 1994

        First Quarter              $14                     $6 3/4
        Second Quarter              11 1/8                  5 7/8
        Third Quarter               11 1/8                  6 7/8
        Fourth Quarter              13 11/16                8 1/4

Fiscal 1995

        First Quarter              $14 3/4                 $10 1/2
        Second Quarter              20 1/4                  13 1/4
        Third Quarter               27 5/8                  18 1/4
        Fourth Quarter              38 1/2                  19 1/4

Fiscal 1996

        First Quarter
        (through March 11, 1996)   $35                     $18

Share prices above reflect two-for-one stock split, effected in the form of a stock dividend, of the Company's Common Stock effected on December 18, 1995.

        On March 11, 1996, the last reported sale price of the Common Stock on the Nasdaq National Market was $21.9375 per share. As of March 8, 1996, the approximate number of record holders of the Common Stock was 422.

        The Company has never paid cash dividends on shares of Common Stock and does not expect to pay cash dividends in the foreseeable future. The Company intends to retain all of its available funds for the operation and expansion of its business.

                              SELLING STOCKHOLDERS

        The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 8, 1996 and as adjusted to reflect the sale of shares offered by this Prospectus by the Selling
Stockholders.

                                        Shares Beneficially Owned      Shares Beneficially Owned
                                            Prior to Offering               After Offering
                                            -----------------               --------------

Name                                        Number    Percent              Number   Percent
----                                        ------    -------              ------   -------
George M.W. Badger                           9,309       *                    0        *
   and Nancy N. Badger,
   Co-Trustees, or successor(s),
   of The Badger 1992 Trust, U/A
   of Trust dated April 20, 1992
Badger, John C.                             68,890       *                    0        *
Barber, Thomas and Helen                     9,799       *                    0        *
Bartlett, John                               4,899       *                    0        *
Crane and Company, Inc.                    132,351       *                    0        *
Franklin Kao Retirement                      2,204       *                    0        *
     Trust
Frost, David H.                              5,144       *                    0        *
Ronald G. & Lois M. Hayes                   14,699       *                    0        *
      Living Trust
Hiramatsu, Anna                             24,111       *                    0        *
Ishkawa, Kiyotaka Erol                      31,376       *                    0        *
John Stuart McMenamin &                        734       *                    0        *
     Laurel Marie McMenamin
Jones, Michael and Mary                        734       *                    0        *
Kao, Theodore                                5,879       *                    0        *
Kimizuka, Hiroyuki                           7,839       *                    0        *
Leong, Jeffrey and Lillian                  14,699       *                    0        *
Leong, Jonathan                            108,719       *                    0        *
Margan, David                                4,899       *                    0        *
Moe, Rolf                                    9,799       *                    0        *
David Michael Ott and                        1,469       *                    0        *
     and Cynthia Ott
Rombach, Richard R.                        205,053       *                    0        *
Sanichas, Mary                               2,939       *                    0        *

Schulze, Gregg                                783             *                     0                     *
Takeuchi, James M.                         23,465             *                     0                     *
     and Shirley
Ungerer GmbH & Co.                        230,663             *                     0                     *
UNR Industries, Inc.                      126,077             *                     0                     *
Yankes, Robert J.                          22,048             *                     0                     *
Yosten, Jim L.                              9,799             *                     0                     *

* Represents beneficial ownership of less than one percent of the outstanding Common Stock.

                              PLAN OF DISTRIBUTION

         The distribution of the shares of Common Stock offered hereby by the Selling Stockholders may be effected from time to time in one or more transactions (which may involve block transactions) on the Nasdaq Stock Market or otherwise, in the over-the-counter market, in negotiated transactions, through the writing of options on shares (whether such options are listed on an options exchange or otherwise), or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders and/or purchasers of shares for whom they may act as agent (which compensation may be in excess of customary commissions). The Selling Stockholders and broker-dealers that participate with the Selling Stockholders in the distribution of shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commission received by them and any profit on the resale of shares may be deemed to be underwriting compensation.

                                  LEGAL MATTERS

         The validity of the Common Stock offered hereby and certain other legal matters will be passed upon for the Company by Hutchins, Wheeler & Dittmar, A Professional Corporation, 101 Federal Street, Boston, Massachusetts. Anthony J. Medaglia, Jr., a shareholder of Hutchins, Wheeler & Dittmar, is the Clerk of the Company.

                                     EXPERTS

        The consolidated balance sheets as of December 31, 1994 and 1993 and the consolidated statements of income, cash flows and stockholders' equity for each of the three years in the period ended December 31, 1994 of Cognex Corporation incorporated by reference in this Prospectus have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

        The balance sheet as of March 25, 1995 and the statements of income, cash flows and stockholders' equity for the year ended March 25, 1995 of Acumen Incorporated incorporated by reference in this Prospectus have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The expenses in connection with the issuance and distribution of the securities being registered hereby, to be paid by the Company, are estimated as follows:

        Registration fee under Securities Act....    $ 7,112.00
        Legal fees and expenses..................    $ 7,500.00
        Accounting fees and expenses.............    $ 3,000.00
        Miscellaneous............................    $18,500.00

        Total....................................    $36,112.00
                                                     ----------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 67 of Chapter 156B of the Massachusetts Business Corporation Law, which is applicable to the Company, provides as follows:

        Indemnification of directors, officers, employees and other agents of a corporation, and persons who serve at its request as directors, officers, employees or other agents of another organization, or who serve at its request in any capacity with respect to any employee benefit plan, may be provided by it to whatever extent shall be specified in or authorized by (i) the articles of organization or (ii) a by-law adopted by the stockholders or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Except as the articles of organization or by-laws otherwise require, indemnification of any persons referred to in the preceding sentence who are not directors of the corporation may be provided by it to the extent authorized by the directors. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this Section which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or of such other organization or no longer serves with respect to any such employee benefit plan.

        No indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

        The absence of any express provision for indemnification shall not limit any right of indemnification existing independently of this section.

        A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or other agent of another organization or with respect to any employee benefit plan, against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

        In addition, pursuant to its Articles of Organization and By-Laws, the Company shall indemnify its directors and officers against expenses (including judgments or amounts paid in settlement) incurred in any action, civil or criminal, to which any such person is a party by reason of any alleged act or failure to act in his capacity as such, except as to a matter as to which such director or officer shall have been finally adjudged not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation.

ITEM 16.  EXHIBITS

          Number                 Description of Exhibit
          ------                 ----------------------

            2.1               Agreeement and Plan of Merger, dated as of February 29, 1996, by and among Cognex Corporation, Cognex Software Development, Inc., Isys

                              Controls, Inc. and Richard Rombach.

            5.1               Opinion and consent of Hutchins, Wheeler & Dittmar,
                              A Professional Corporation.

           23.1               Consent of Coopers & Lybrand L.L.P.

           24.1               Powers of Attorney (included on Page II-4).

ITEM 17.  UNDERTAKINGS

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration
                         Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the intitial bona fide offering thereof;

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

        (4) That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 11th day of March, 1996.

                                             COGNEX CORPORATION

                                             By: /s/ Robert J. Shillman
                                                 ------------------------------
                                                 Robert J. Shillman, President,
                                                 Chief Executive Officer and
                                                 Chairman of the Board of
                                                 Directors


                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENT that each person whose signature appears below constitutes and appoints Robert J. Shillman and John J. Rogers, Jr., and each of them, with the power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or in his name, place and stead, in any and all capacities to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration
Statement has been signed by the following persons in the capacities and on the dates indicated.

   Signature                                  Title                                 Date
   ---------                                  -----                                 ----

/s/ Robert J. Shillman
________________________              President, Chief Executive               March 11, 1996
Robert J. Shillman                    Officer and Chairman of the
                                      Board of Directors (principal
                                      executive officer)
/s/ John J. Rogers, Jr.
________________________              Executive Vice President,                March 11, 1996
John J. Rogers, Jr.                   Chief Financial Officer and
                                      Treasurer (principal financial
                                      and accounting officer)

/s/ Reuben Wasserman
________________________              Director                                 March 11, 1996
Reuben Wasserman


/s/ William Krivsky
________________________              Director                                 March 11, 1996
William Krivsky


/s/ Patrick Sansonetti
________________________              Director                                 March 11, 1996
Patrick Sansonetti


/s/ Anthony Sun
____________________                  Director                                 March 11, 1996
Anthony Sun

                                                  EXHIBIT INDEX
                                                  -------------

Exhibit No.                                        Description
-----------                                        -----------

     2.1               Agreeement and Plan of Merger, dated as of February 29, 1996, by and among
                       Cognex Corporation, Cognex Software Development, Inc., Isys Controls, Inc. and
                       Richard Rombach.

     5.1               Opinion and Consent of Hutchins, Wheeler
                       & Dittmar, A Professional Corporation

    23.1               Consent of Coopers & Lybrand L.L.P.

    24.1               Powers of Attorney (included on Page II-4)